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                                                                    EXHIBIT 10.4


                                    AGREEMENT

        The undersigned parties to the Stock Exchange Agreement between them dated January 28, 1999 (the "Agreement") hereby agree that in consideration of the continuing guaranties of Logistics Management, LLC in behalf of U.S. Trucking, Inc. the Agreement is hereby amended to immediately allow the full exchange of Series A shares provided in Section 3 of the Agreement.

Dated: As of June 6, 2000

LOGISTICS MANAGEMENT, LLC                      U.S. TRUCKING, INC.

By: /s/ Anthony Huff                           By: /s/ Danny Pixler
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    Anthony Huff, a Manager                        Danny Pixler, President